                                                                     Exhibit 4.4

                                                                 Adopted 3/23/93


                              AMENDED AND RESTATED
                              --------------------

                                    BY-LAWS
                                    -------

                                       OF
                                       --

                                LANDS' END, INC.
                                ----------------

                             A Delaware Corporation


                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------


          Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be at The Prentice-Hall Corporation System, Inc., 32 Lookerman Square, Suite L-100, Dover, Delaware 19901. The name of the corporation's registered agent at such address shall be The Prentice-Hall Corporation System, Inc.

          Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II
                                   ----------

                            MEETINGS OF STOCKHOLDERS
                            ------------------------


          Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the chairman of the board of the corporation and if he does not act, the president of the corporation shall determine the date of such meeting and if he does not act, the board of directors shall determine the date of such meeting. Special meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of the stockholders may be called by the chairman of the board or the president for any purpose and shall be called by the secretary if directed by the board of directors.

          Section 2. Notice. Written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chairman of the board, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the corporation, with postage prepaid. A stockholder who is present at a meeting of the stockholders shall be conclusively presumed to have waived notice of such meeting.

          Section 3. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 4. Quorum. The holders of a majority of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder, provided that the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

          Section 5. Vote Required. When a quorum is present or represented by proxy at any meeting, the vote of the holders of a majority of the shares present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 6. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, by the certificate of incorporation of the corporation or any amendments thereto or any resolutions adopted by the board of directors providing for the issuance of Preferred Stock, and subject to Section 3 of Article VI hereof, every holder of common stock shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder, except that no proxy shall be voted after three years from its date, unless such proxy provides for a longer period.

          Section 7. Informal Action. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

          Section 8. Notice of Business. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors, (ii) by any stockholder of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 8 or (iii) otherwise as specifically required by these by-laws or applicable law. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the corporation not less than 10 business days prior to the date of the annual meeting. A stockholder's notice to the secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation's capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. The officer of the corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 8 and any such business shall not be transacted. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors or otherwise as specifically required by these by-laws or applicable law.

          Section 9. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the board of directors or (ii) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 9. Such nominations, other than those made by or at the direction of the board of directors, shall be made by timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the corporation not less than 10 business days prior to the date of the meeting. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the corporation's books, of such stockholder and (y) the class and number of shares of the corporation's capital stock that are beneficially owned by such stockholder. At the request of the board of directors any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the provisions of this Section 9. The officer of the corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions and any such defective nomination shall be disregarded.

                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------


          Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

          Section 2. Number, Election and Term of Office. The initial board of directors shall consist of six members. Thereafter, the number of directors constituting the board of directors shall be fixed from time to time by resolution passed by a majority of the whole board by or in the manner provided in these by-laws, but shall not be less than three. The directors shall be divided into three classes, as nearly equal in number as may be, the term of office of those of the first class to expire at the annual meeting of stockholders next ensuing after the organizational meeting of the incorporator to elect directors, the term of office of those of the second class to expire one year thereafter, and the term of office of those of the third class to expire one year thereafter. At each annual election, directors elected to succeed those whose terms expire shall be elected for a term of office to expire at the third annual meeting of stockholders after their election.

          Section 3. Removal. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares of stock of the corporation then entitled to vote at an election of directors, except as otherwise provided by law.

          Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires and until a successor is duly elected and qualified or until such director's earlier death, resignation or removal as hereinafter provided.

          Section 5. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

          Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board of directors. Special meetings of the board of directors may be called by or at the request of the chairman of the board or the president on at least 24 hours notice to each director, either personally, by telephone, by mail, or by telegraph; in like manner and on like notice, the chairman of the board or the president must call a special meeting on the written request of a majority of directors.

          Section 7. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 8. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by statute. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

          Section 9. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the board of directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is/are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

          Section 10. Audit Committee. The audit committee shall consist of not fewer than two members of the board of directors as from time to time appointed by resolution of the board of directors. No member of the board of directors who is also an employee of the corporation shall be eligible to serve on the audit committee. The audit committee shall review and, as it shall deem appropriate, recommend to the board of directors internal accounting and financial controls of the corporation and accounting principles and auditing practices and procedures employed in the preparation of financial statements of the corporation and the review thereof of independent public accountants for the corporation. The audit committee shall make recommendations to the board of directors concerning the engagement of independent public accountants to audit the annual financial statements of the corporation and the scope of the audit to be undertaken by such accountants.

          Section 11. Compensation Committee. The compensation committee shall consist of not fewer than two members of the board of directors as from time to time appointed by resolution of the board of directors. No member of the board of directors who is also an employee of the corporation shall be eligible to serve on the compensation committee. The compensation committee shall review and, as it deems appropriate, recommend to the chief executive officer and the board of directors policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of employee benefit plans, shall have and exercise all authority under any employee stock option plans of the corporation as the committee therein designated to administer such plans (unless the board of directors by resolution appoints any other committee to exercise such authority), and shall otherwise advise and consult with the president and chief operating officer as may be requested regarding managerial personnel policies.

          Section 12. Limitation of Liability. To the extent provided in the Certificate of Incorporation and permitted by law, no director of the corporation shall be personally liable for damages to the corporation or its stockholders arising from any breach of fiduciary duty owed to the corporation or its stockholders.

          Section 13. Communications Equipment. Members of the board of directors or any committee of the board of directors may participate in and act at any meeting of such board or committee by means of a conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

          Section 14. Waiver of Notice and Presumption of Assent. A director of the corporation (or a member of a committee) who is present at a meeting of the board of directors (or a committee thereof, as the case may be) at which action on any corporate matter is taken shall be conclusively presumed to have waived notice of such meeting and assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or committee member who expressly waived notice or who voted in favor of such action, as the case may be.

          Section 15. Informal Action. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.


                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------


          Section 1. Number. The officers of the corporation shall be elected by the board of directors and shall consist of a chairman of the board, a vice chairman, a president, a chief operating officer, a chief financial officer, an executive vice president and one or more vice-presidents, a secretary, a treasurer, and such other officers and assistant, vice or deputy officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person, except that neither the chairman of the board nor the president shall also hold the office of secretary. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that any vacancy in the offices of chairman of the board, president and secretary shall be filled as soon as is practicable.

          Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until the next annual meeting of the board of directors and until a successor is duly elected and qualified or until his earlier death, resignation or removal as hereinafter provided.

          Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

          Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of the fact that he is also a director of the corporation.

          Section 6. Chairman of the Board. The chairman of the board shall, unless otherwise determined by the board of directors, be the chief executive officer of the corporation, and shall have the powers and perform the duties incident to that position. Subject to the board of directors, the chief executive officer shall be in general and active charge of the entire business and affairs of the corporation, and shall be its chief policy-making officer. The chairman of the board shall preside at all meetings of the board of directors and stockholders and shall have such other powers and perform such other duties as may be prescribed by the board of directors or as provided in these by-laws. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chairman of the board shall perform all the duties and responsibilities and exercise all powers of the president.

          Section 7. Vice Chairman. Whenever the chairman of the board is unable to serve, by reason of sickness, absence or otherwise, the vice chairman shall have the powers and perform the duties of the chairman of the board. The vice chairman shall have such other powers and perform such other duties as may be prescribed by the chairman of the board or the board of directors or as may be provided in these by-laws.

          Section 8. President. Whenever the chairman and the vice chairman of the board are unable to serve, by reason of sickness, absence or otherwise, the president shall have the powers and perform the duties of the chairman of the board. If so determined by the board of directors, the president shall be the chief executive officer of the corporation and shall have the power and perform the duties incident to that position. The president shall have such other powers and perform such other duties as may be prescribed by the chairman of the board or the board of directors or as may be provided in these by-laws. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

          Section 9. Chief Operating Officer. The chief operating officer of the corporation, subject to the board of directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. The chief operating officer shall have such other powers and perform such other duties as may be prescribed by the chairman of the board or the board of directors or as may be provided in these by-laws.

          Section 10. Chief Financial Officer. The chief financial officer of the corporation shall, under the direction of the chief executive officer, be responsible for all financial and accounting matters and for the direction of the offices of treasurer and controller. Such officer shall have such other powers and shall perform such other duties as the board of directors may from time to time prescribe or the chief executive officer may from time to time delegate to him.

          Section 11. Vice Presidents. The vice president, or if there shall be more than one, the executive vice president and then the other vice presidents in the order determined by the board of directors, shall, in the absence or disability of the president or chief operating officer, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may, from time to time, determine or these bylaws may prescribe.

          Section 12. Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees or other committees of the board of directors when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors; perform such other duties as may be prescribed by the board of directors, chairman of the board or president, under whose supervision he shall be; shall have custody of the corporate seal of the corporation and authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of any assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          Section 13. The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements; and shall render to the chairman of the board, the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          Section 14. Other Officers, Assistant Officers and Agents. Officers and assistant, vice or deputy officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.


                                   ARTICLE V
                                   ---------

               INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
               ------------------------------------------------


          Section 1. Directors and Officers. The corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of the State of Delaware, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees and out-of-pocket expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Any director, officer or employee of the corporation who is or was serving as a director or officer of a subsidiary of the corporation or of any entity in which the corporation holds an equity interest shall be deemed to serve in such capacity at the request of the corporation.

          Section 2. Expenses. Expenses incurred by any person described in the preceding paragraph in defending a civil or criminal action, suit or proceeding described therein shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding unless otherwise determined by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount in the event that it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this
Article V.

          Section 3. Contract Rights. The provisions of this Article V shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law, if any, are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          Section 4. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

          Section 5. Article Not Exclusive. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 6. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this
Article V.

          Section 7. Merger or Consolidation. For purposes of this Article V, references to "the corporation" shall include, in addition to the resulting or surviving corporation of a merger or consolidation, any constituent corporation (including any con-stituent of a constituent) absorbed in a merger or consolidation which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.


                                   ARTICLE VI
                                   ----------

                             CERTIFICATES OF STOCK
                             ---------------------


          Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chairman of the board, the president or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such chairman of the board, president, vice-president, secretary, or assistant secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued in replacement until the former certificate for a like number of shares shall have been surrendered or cancelled, except as otherwise provided in Section 2 with respect to lost, stolen or destroyed certificates.

          Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 3. Fixing a Record Date. The board of directors may fix in advance a date, not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If no record date is fixed, the time for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The time for determining stockholders for any other purpose shall be at the close of business on the date on which the board of directors adopts the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          Section 4. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of the other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.


                                  ARTICLE VII
                                  -----------

                               GENERAL PROVISIONS
                               ------------------


          Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think in the best interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 2. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section 3. Fiscal Year. The fiscal year of the corporation shall end on January 31 of each year unless another period shall be fixed by resolution of the board of directors.

          Section 4. Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          Section 5. Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the president, unless the board of directors specifically confers authority to vote with respect thereto, which may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

          Section 6. Amendments. These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

          Section 7. Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

          Section 8. Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these bylaws shall not be given effect to the extent of such inconsistency but shall otherwise be given full force and effect.